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                                                                       EXHIBIT 5

                             HARWELL HOWARD HYNE
                           GABBERT & MANNER, P.C.

                         1800 FIRST AMERICAN CENTER
                            315 DEADERICK STREET
                         NASHVILLE, TENNESSEE 37238

                            --------------------

                          TELEPHONE (615) 256-0500
                          FACSIMILE (615) 251-1059

                               August 29, 1995


National HealthCare L.P.
100 Vine Street
Suite 1402
Murfreesboro, Tennessee  37130

Re:      $30,000,000 6% Senior Subordinated Convertible Debentures
         Registered Pursuant to Rule 415 By Registration Statement on Form S-3

Gentlemen:

         This opinion is delivered in our capacity as special counsel to National HealthCare L.P. (the "Company") in connection with the issuance and sale by a Selling Securityholder of up to an aggregate amount of $30,000,000 6% Senior Subordinated Convertible Debentures ("Offered Securities"). The Offered Securities are the subject of the Company's registration statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and are proposed by the Selling Securityholder to be offered on a delayed or continuous basis pursuant to Rule 415 under the Act, with a Prospectus Supplement meeting the requirements of the Act or the rules thereunder describing each offering of Offered Securities ("Applicable Prospectus Supplement") to be filed with the Commission in connection with such offering.

         As special counsel for the Company, we have examined the Registration Statement, the Limited Partnership Agreement of the Company, as amended to date, resolutions of the Company's Managing General Partner's Board of Directors, the form of the proposed Indenture ("Indenture") relating to the Offered Securities, and such other records, certificates and documents of the Company as we have deemed appropriate for the purpose of this opinion.

         In stating our opinion, we have assumed: (i) that all signatures are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to authentic original documents; and (ii) that the parties to such documents have the legal right and power under all applicable laws, regulations and agreements to enter into, execute, deliver and perform their respective obligations thereunder.
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National HealthCare L.P.
August 29, 1995
Page 2



         On the basis of such review, subject to the limitations expressed herein, we are of the opinion that:

                 1. The Offered Securities that are the subject of the Registration Statement which have been issued to the Selling Securityholder were legally issued and are fully paid and nonassessable, binding obligations of the Company.

                 2. The limited partnership units of the Company into which the Offered Securities may be converted, will, when converted in accordance with the terms of the Indenture, be legally issued, fully paid and nonassessable.

         In rendering the opinion set forth herein, we have relied upon the documents referenced above and such other information as we have deemed necessary, but we have made no independent verification or investigation of factual matters pertaining thereto or to the Company. The opinion expressed herein is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or thereafter in effect relating to or affecting the rights or creditors generally, judicial discretion, and equitable principles whether applied pursuant to a proceeding at law or in equity; and no opinion is expressed with respect to the availability of equitable remedies.

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the reference therein to our firm, and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                        Sincerely,

                                        HARWELL HOWARD HYNE
                                        GABBERT & MANNER, P.C.
                                        ----------------------
                                        Harwell Howard Hyne
                                        Gabbert & Manner, P.C.